Exhibit 99.2

                        RECEIVABLES PURCHASE AGREEMENT



                                    between



                           USAA FEDERAL SAVINGS BANK

                                   as Seller

                                      and


                             USAA ACCEPTANCE, LLC

                                 as Depositor




                         Dated as of November 1, 2004

                               Table of Contents

                                                                          Page
                                                                          ----

                                   Article I
                                Interpretation

Section 1.01.  Definitions and Usage.........................................1

                                  Article II
                           Conveyance of Receivables

Section 2.01.  Conveyance of Receivables.....................................2
Section 2.02.  The Closing...................................................2

                                  Article III
                        Representations and Warranties

Section 3.01.  Representations and Warranties of the Depositor...............3
Section 3.02.  Representations and Warranties of the Seller..................4

                                  Article IV
                                  Conditions

Section 4.01.  Conditions to Obligation of the Depositor.....................9
Section 4.02.  Conditions to Obligation of the Seller.......................10

                                   Article V
                            Covenants of the Seller

Section 5.01.  Protection of Right, Title and Interest......................11
Section 5.02.  Other Liens or Interests.....................................12
Section 5.03.  Costs and Expenses...........................................12
Section 5.04.  Hold Harmless................................................12

                                  Article VI
                                Indemnification

Section 6.01.  Indemnification..............................................12
Section 6.02.  Contribution.................................................14

                                  Article VII
                           Miscellaneous Provisions

Section 7.01.  Obligations of Seller........................................15
Section 7.02.  Repurchase Events............................................15
Section 7.03.  Depositor Assignment of Repurchased Receivables..............15

Section 7.04.  Transfer to the Issuer.......................................15
Section 7.05.  Amendment....................................................16
Section 7.06.  Waivers......................................................16
Section 7.07.  Notices......................................................16
Section 7.08.  Costs and Expenses...........................................17
Section 7.09.  Representations of the Seller and the Depositor..............17
Section 7.10.  Confidential Information.....................................17
Section 7.11.  Headings and Cross-References................................17
Section 7.12.  GOVERNING LAW................................................17
Section 7.13.  Counterparts.................................................17
Section 7.14.  Third Party Beneficiary......................................17
Section 7.15.  No Proceedings...............................................17



Exhibit A   Matters Addressed in Opinion of Seller's Counsel
Schedule A  Schedule of Receivables
Schedule B  Location of Receivable Files
Appendix A  Definitions and Usage

      RECEIVABLES PURCHASE AGREEMENT dated as of November 1, 2004 (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between USAA FEDERAL SAVINGS BANK, a federally chartered savings association, as seller (in such capacity, together with its permitted successors and permitted assigns in such capacity, the "Seller") and USAA ACCEPTANCE, LLC, a Delaware limited liability company, as depositor (together with its successors and permitted assigns, the "Depositor").

                                   RECITALS

      WHEREAS, the Depositor desires to purchase a portfolio of receivables and related property consisting of motor vehicle installment loan contracts originated by the Seller in the ordinary course of its business;

      WHEREAS, the Seller and the Depositor wish to set forth the terms pursuant to which such portfolio of receivables and related property are to be sold by the Seller to the Depositor; and

      WHEREAS, the Depositor intends, concurrently with its purchase hereunder, to convey all of its right, title and interest in and to all of such portfolio of receivables and related property to USAA Auto Owner Trust 2004-3, a Delaware statutory trust (the "Issuer") pursuant to a Sale and Servicing Agreement dated as of November 1, 2004 (the "Sale and Servicing Agreement"), by and among the Issuer, the Depositor, USAA Federal Savings Bank, as Seller and Servicer, and the Issuer intends to pledge all of its right, title and interest in and to such portfolio of receivables and related property to JPMorgan Chase Bank, National Association, as Indenture Trustee (the "Indenture Trustee") pursuant to the Indenture dated as of November 17, 2004 (the "Indenture"), by and between the Issuer and the Indenture Trustee.

      NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                  Article I

                                Interpretation

      Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                  Article II

                           Conveyance of Receivables

      Section 2.01. Conveyance of Receivables.

            (a) In consideration of the Depositor's delivery to or upon the order of the Seller on the Closing Date of $1,131,610,713.73 (the "Purchase Price"), the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the obligations of the Seller set forth herein) all right, title, and interest of the Seller, whether now or hereinafter acquired, in and to the Trust Property.

            (b) The transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

            (c) The Seller and the Depositor intend that the transfer of assets by the Seller to the Depositor pursuant to this Agreement be a sale of the ownership interest in such assets to the Depositor, rather than the mere granting of a security interest to secure a borrowing. In the event, however, that such transfer is deemed not to be a sale but to be of a mere security interest to secure a borrowing, the Seller shall be deemed to have hereby granted to the Depositor a security interest in all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker's acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Trust Property, which security interest shall be perfected and of first priority, and this Agreement shall constitute a security agreement under applicable law. Pursuant to the Sale and Servicing Agreement and Section 7.04 hereof, the Depositor may sell, transfer and assign to the Issuer (i) all or any portion of the assets assigned to the Depositor hereunder, (ii) all or any portion of the Depositor's rights against the Seller under this Agreement and (iii) all proceeds thereof. Such assignment may be made by the Depositor with or without an assignment by the Depositor of its rights under this Agreement, and without further notice to or acknowledgement from the Seller. The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee of the Depositor relating to such action by the Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement.

      Section 2.02. The Closing. The sale and purchase of the Trust Property shall take place at a closing at the office of Sidley Austin Brown & Wood llp, New York, New York on the Closing Date, simultaneously with the closing under
(a) the Sale and Servicing Agreement, (b) the Indenture and (c) the Trust Agreement.

                                 Article III

                        Representations and Warranties

      Section 3.01. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants as follows to the Seller and the Indenture Trustee as of the date hereof and the Transfer Date:

            (a) Organization and Good Standing. The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

            (b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Depositor's ability to acquire the Receivables or the other Trust Property or the validity or enforceability of the Receivables or the other Trust Property.

            (c) Power and Authority. The Depositor has all the limited liability company power and authority to execute, deliver and perform this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.

            (d) Binding Obligation. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or violate any law, rules or regulation applicable to the Depositor of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Depositor is a party.

            (g) No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

      Section 3.02. Representations and Warranties of the Seller.

            (a) The Seller hereby represents and warrants as follows to the Depositor and the Indenture Trustee as of the date hereof and as of the Transfer Date:

                  (i) Organization and Good Standing. The Seller is a federally chartered savings association duly organized and validly existing as a banking institution under the laws of the United States and continues to hold a valid certificate to do business as such, and has the power to own its assets and to transact the business in which it is currently engaged. The Seller is duly authorized to transact business and has obtained all necessary licenses and approvals, and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization.

                  (ii) Power and Authority. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and the other Basic Documents to which the Seller is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party. When executed and delivered, this Agreement and the other Basic Documents to which the Seller is a party will constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and except as enforcement of such terms may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

                  (iii) No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party will not violate any provision of any existing state, federal or, to the best knowledge of the Seller, local law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of association or incorporation or the bylaws of the Seller, or constitute a breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound or result in the creation or imposition of any lien upon any of the Seller's properties pursuant to any such mortgage, indenture, contract or other agreement (other than this Agreement).

                  (iv) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or
      (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

                  (v) Chief Executive Office. The chief executive office of the Seller is located at 10750 McDermott Freeway, San Antonio, Texas 78288.

                  (vi) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

                  (vii) No Notice. The Seller represents and warrants that it acquired title to the Receivables and the other Trust Property in good faith, without notice of any adverse claim.

                  (viii) Bulk Transfer. The Seller represents and warrants that the transfer, assignment and conveyance of the Receivables and the other Trust Property by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (ix) Seller Information. No certificate of an officer, statement or document furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement, document or report not misleading.

                  (x) Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller's business.

                  (xi) Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Trust Property, nor does the Seller anticipate any pending insolvency.

                  (xii) Legal Compliance. The Seller is not in violation of, and the execution and delivery by the Seller of this Agreement and the other Basic Documents to which the Seller is a party and its performance and compliance with the terms of this Agreement and the other Basic Documents to which the Seller is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties or materially and adversely affect the performance of any of its duties under the Basic Documents.

                  (xiii) Creditors. The Seller did not sell the Receivables or the other Trust Property to the Depositor with any intent to hinder, delay or defraud any of its creditors.

            (b) The Seller makes the following representations and warranties with respect to the Receivables, on which the Depositor relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Transfer Date, but shall survive the sale, transfer and assignment of the Receivables to the Depositor, the subsequent sale, transfer and assignment of the Receivables by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.

                  (i) Schedule of Receivables. The information set forth in Schedule A to this Agreement with respect to each Receivable is true and correct in all material respects, and no selection procedures adverse to the Securityholders have been used in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein.

                  (ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Depositor.

                  (iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Depositor herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Depositor, has either (i) good and marketable title to each Receivable, free and clear of all of all Liens and rights of others, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable.

                  (iv) Receivable Files. The Receivable Files shall be kept at one or more of the locations specified in Schedule B hereto.

                  (v) Characteristics of Receivables. Each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the States of the United States or the District of Columbia; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest method.

                  (vi) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cut-off Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale.

                  (vii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

                 (viii) No Government Obligor. No Receivable is due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality and no Receivable is due from a business except to the extent that such receivable has a personal guaranty.

                  (ix) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Depositor as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable had been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Depositor.

                  (x) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

                  (xi) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto pursuant to this Section 3.02.

                  (xii) No Amendments. No Receivable has been amended except pursuant to instruments included in the Receivable Files and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto pursuant to this Section 3.02.

                  (xiii) No Defenses. As of the Cut-off Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

                  (xiv) No Liens. As of the Cut-off Date, the Seller has no knowledge of any Liens or claims that have been filed, including Liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be Liens prior to, or equal or coordinate with, the Lien granted by the Receivable.

                  (xv) No Default. Except for payment defaults continuing for a period of not more than thirty (30) days as of the Cut-off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

                  (xvi) Insurance. Each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle.

                  (xvii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement is unlawful, void or voidable.

                  (xviii) All Filings Made. No filings (other than UCC filings which have been made or will be made at the Closing Date) or other actions are necessary in any jurisdiction to give the Issuer a first priority perfected security interest in the Receivables and to give the Indenture Trustee a first priority perfected security interest in the Receivables.

                  (xix) One Original. With respect to any Receivable for which an original executed copy exists, there is no more than one original executed copy of such Receivable which, immediately prior to the delivery thereof to the Servicer, as custodian for the Indenture Trustee, was in the possession of the Seller.

                  (xx) Security. Each Receivable is secured by a new or used automobile or light-duty truck.

                  (xxi) Maturity of Receivables. Each Receivable has a remaining maturity, as of the Cut-off Date, of not less than 6 months and not more than 72 months and an original maturity of at not less than 9 months and not more than 72 months. No Receivable has a scheduled maturity later than November 28, 2010.

                  (xxii) Annual Percentage Rate. Each Receivable is a fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its respective remaining term, and is not secured by any interest in real estate, and has not been identified on the computer files of the Seller as relating to Obligors who have requested a reduction in the periodic finance charges, as of the Cut-off Date, by application of the Servicemembers Civil Relief Act.

                  (xxiii) No Repossessions. Each Receivable is secured by a Financed Vehicle that, as of the Cut-off Date, has not been repossessed without reinstatement of such Receivable.

                  (xxiv) Obligor Not Subject to Bankruptcy Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as being a debtor in any bankruptcy proceeding as of the Cut-off Date.

                  (xxv) No Overdue Payments. No Receivable has any payment that is more than 30 days past due as of the Cut-off Date.

                  (xxvi) Tangible Chattel Paper. The Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102.

                  (xxvii) Remaining Principal Balance. Each Receivable had a remaining principal balance, as of the Cut-off Date, of at least $800.00.

                                  Article IV

                                  Conditions

      Section 4.01. Conditions to Obligation of the Depositor. The obligation of the Depositor to purchase the Receivables is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.

            (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Transfer Date, indicate in its computer files that the Receivables have been sold to the Depositor pursuant to this Agreement and deliver to the Depositor the Schedule of Receivables, certified by the Seller's President, Vice President or Treasurer to be true, correct and complete.

            (c) Documents to be Delivered by the Seller on the Transfer Date:

                  (i) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in the State of Texas, naming the Seller as seller, and naming the Depositor as secured party, describing the Receivables and the other assets assigned to the Depositor pursuant to Section 2.01, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Depositor. The Seller shall deliver to the Depositor a file-stamped copy or other evidence satisfactory to the Depositor of such filing on or prior to the Transfer Date.

                  (ii) Opinions of Seller's Counsel. On or prior to the Closing Date, the Depositor shall have received the opinions of counsel to the Seller, in form and substance satisfactory to the Depositor, as to the matters set forth in Exhibit A hereto and such other matters as the Depositor has heretofore requested or may reasonably request.

                  (iii) Other Documents. Such other documents as the Depositor may reasonably request.

            (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Transfer Date shall be consummated on such date.

      Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Depositor is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of the Depositor hereunder shall be true and correct on the Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.

            (b) Receivables Purchase Price. On the Transfer Date, the Depositor shall have delivered to the Seller the purchase price specified in
Section 2.01 hereof.

            (c) Opinion of Counsel. The Depositor shall have furnished to the Seller an Opinion of Counsel, dated the Closing Date, to the effect that:

                  (i) the Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Trust Agreement, the Sale and Servicing Agreement and this Agreement (the "Transaction Documents");

                  (ii) each of the Transaction Documents have been duly authorized, executed and delivered by the Depositor;

                  (iii) Neither the execution, delivery and performance by the Depositor of the Transaction Documents, nor the consummation by the Depositor of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of UCC-1 financing statements relating to the grant of the security interest in the Receivables and the other Trust Property by USAA Federal Savings Bank as the sole equity member of the Depositor, to the Depositor and by the Depositor to the Trust with the Secretary of State, and the filing of the LLC Certificate and the Certificate of Trust of the Trust with the Secretary of State; and

                  (iv) Neither the execution, delivery and performance by the Depositor of the Transaction Documents, nor the consummation by the Depositor of the transactions contemplated thereby, violates the amended and restated limited liability company agreement of the Depositor, dated as of July 8, 2004 and amended by an amendment dated as of November 12, 2004, or any law, rule or regulation of the State of Delaware applicable to the Depositor.

            (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Transfer Date shall be consummated on such date.

                                  Article V

                            Covenants of the Seller

      The Seller agrees with the Depositor and the Indenture Trustee as follows:

      Section 5.01. Protection of Right, Title and Interest.

            (a) Filings. The Seller shall cause at its own expense all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller, the Depositor, the Trust and the Indenture Trustee, respectively, in and to the Receivables and the other property included in the Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor hereunder, the Trust under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture in and to the Receivables and the other property included in the Trust Property. The Seller shall deliver to the Depositor and the Indenture Trustee file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Depositor shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

            (b) Name Change. If the Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute or if the Seller changes the jurisdiction under whose laws it is formed, the Seller shall give the Depositor, the Indenture Trustee and the Owner Trustee written notice thereof at least 45 days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Depositor's interest in the property conveyed pursuant to Section 2.01.

      Section 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Depositor, the Trust and the Indenture Trustee in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

      Section 5.03. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties claiming through or under the Seller, of the Depositor's, the Issuer's and the Indenture Trustee's right, title and interest in and to the Receivables and the other property included in the Trust Property.

      Section 5.04. Hold Harmless. The Seller shall protect, defend, indemnify and hold the Depositor, the Issuer and their respective assigns and their employees, officers, directors and agents harmless from and against all losses, liabilities, claims and damages of every kind and character, including any legal or other expenses reasonably incurred, as incurred, resulting from or relating to or arising out of (i) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (ii) any legal action, including, without limitation, any counterclaim, that has either been settled by the litigants or has proceeded to judgment by a court of competent jurisdiction, in either case to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (iii) any actions or omissions of the Seller occurring prior to the Transfer Date with respect to any of the Receivables or Financed Vehicles or
(iv) any failure of a Receivable to be originated in compliance with all applicable requirements of law. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                                  Article VI

                                Indemnification

      Section 6.01. Indemnification.

            (a) The Seller agrees to indemnify and hold harmless the Depositor, each of its respective directors, each officer of the Depositor who signed the Registration Statement, and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor, and each such controlling person for any legal or other expenses reasonably incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Seller contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstance under which they were made, not misleading, but, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the captions: "Summary of Terms of the Securities--Composition of the Receivables"; "Risk Factors"; and "The Receivables Pool"; and in the Base Prospectus under the caption "The Bank's Portfolio of Motor Vehicle Loans" (such information, the "Seller Information"). This indemnity agreement will be in addition to any liability which the Seller may otherwise have to the Depositor or any Affiliate thereof pursuant to Section 5.04 of this Agreement or otherwise.

            (b) The Depositor agrees to indemnify and hold harmless the Seller and each Person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and each such controlling Person for any legal or other expenses reasonably incurred by the Seller or such controlling Person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement or the Prospectus or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement or the Prospectus other than the Seller Information. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

            (c) Promptly after receipt by any indemnified party under this
Article VI of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article VI except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Article VI.

            If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Depositor, if the indemnified parties under this Article VI consist of the Depositor, or by the Seller, if the indemnified parties under this Article VI consist of the Seller.

            Each indemnified party, as a condition of the indemnity agreements contained in Section 6.01(a) and (b), shall use its commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      Section 6.02. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VI is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Depositor, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Depositor in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Depositor on the other from the sale of the Receivables such that the Depositor is responsible for that portion represented by the underwriting discount set forth on the cover page of the Prospectus Supplement, and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.02, each Person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Depositor and each Person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller. Notwithstanding anything in this Section 6.02 to the contrary, the Depositor shall not be required to contribute an amount in excess of the amount of the underwriting discount appearing on the cover page of the Prospectus Supplement.

                                 Article VII

                           Miscellaneous Provisions

      Section 7.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

      Section 7.02. Repurchase Events. The Seller hereby covenants and agrees with the Depositor for the benefit of the Depositor, the Indenture Trustee, the Issuer, the Owner Trustee, the Certificateholders and the Noteholders that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) that materially and adversely affects the interests of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders in any Receivable, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, shall constitute an event obligating the Seller to repurchase the Receivables to which such failure or breach is applicable (each, a "Repurchase Event"), at the Purchase Amount, from the Depositor, unless any such failure or breach shall have been cured by the last day of the first Collection Period commencing after the discovery or notice thereof by or to the Seller or the Servicer.

      Section 7.03. Depositor Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Seller all of the Depositor's right, title and interest in and to such Receivables and all security and documents relating thereto.

      Section 7.04. Transfer to the Issuer. The Seller acknowledges and agrees that (1) the Depositor will, pursuant to the Sale and Servicing Agreement, transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Issuer and, pursuant to the Indenture, the Issuer will pledge the Receivables to the Indenture Trustee, and (2) the representations and warranties contained in this Agreement and the rights of the Depositor under this Agreement, including under Section 7.02, are intended to benefit the Issuer, the Indenture Trustee, the Noteholders and the Certificateholder. The Seller hereby consents to such transfers and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee, the Owner Trustee or the Issuer shall have the same force and effect as if the right or remedy had been enforced or executed by the Depositor.

      Section 7.05. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, but without the consent of the Noteholders or the Certificateholders, by a written amendment duly executed and delivered by the Seller and the Depositor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or Certificateholders; provided that (i) such amendment shall not, as evidenced by an Opinion of Counsel or an Officer's Certificate, materially and adversely affect the interest of any Noteholder or Certificateholder and
(ii) the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Notes and the Certificates. This Agreement may also be amended by the Seller and the Depositor, with the prior written notice to the Rating Agencies and the prior written consent of
(a) the Holders of Notes evidencing at least a majority of (i) the Outstanding principal amount of the Class A-1 Notes, (ii) the Outstanding principal amount of the Class A-2 Notes, (iii) the Outstanding principal amount of the Class A-3 Notes, (iv) the Outstanding principal amount of the Class A-4 Notes and
(b) the Certificateholders of Certificates evidencing at least a majority of the Certificate Balance (excluding, for purposes of this Section 7.05, Certificates held by the Seller, the Depositor or any of their respective Affiliates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of any Noteholders or Certificateholders or (ii) reduce the aforesaid majority requirement that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

      Section 7.06. Waivers. No failure or delay on the part of the Depositor, the Issuer or the Indenture Trustee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

      Section 7.07. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to 9830 Colonnade Blvd., Suite 600, San Antonio, Texas 78230,
Attention: Vice President, Legal Counsel; (b) in the case of the Servicer, Administrator and Custodian, to 10750 McDermott Freeway, San Antonio, Texas 78288, Attention: Mike Broker, Vice President, (c) in the case of the Seller, 10750 McDermott Freeway, San Antonio, Texas 78288, Attention: Mike Broker, Vice President; (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement); (e) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the following address: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Section 7.08. Costs and Expenses. The Seller shall pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Depositor, in connection with the perfection of the Depositor's, the Issuer's and the Indenture Trustee's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder as contemplated by the Basic Documents.

      Section 7.09. Representations of the Seller and the Depositor. The respective agreements, representations, warranties and other statements by the Seller and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section
2.02 and the transfers and assignments referred to in Section 7.04.

      Section 7.10. Confidential Information. The Depositor agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors or any other personally identifiable information of an Obligor, except in connection with the enforcement of the Depositor's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document, or as required by any of the foregoing or by law.

      Section 7.11. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such Sections of this Agreement.

      Section 7.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 7.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 7.14. Third Party Beneficiary. The Indenture Trustee is an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement as if it were a party hereto.

      Section 7.15. No Proceedings. So long as this Agreement is in effect, and for one year plus one day following its termination, (i) each of the Seller and the Depositor agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Trust and (ii) the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Depositor.

      IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

                                 USAA FEDERAL SAVINGS BANK, as Seller

                                 By: /s/ Rosemary M. Elizalde
                                    ---------------------------------
                                    Name:   Rosemary M. Elizalde
                                    Title:  Senior Vice President

                                 USAA ACCEPTANCE, LLC, as Depositor

                                 By: /s/ Edwin T. McQuiston
                                     --------------------------------
                                    Name:   Edwin T. McQuiston
                                    Title:  Vice President

                                   EXHIBIT A

                  MATTERS ADDRESSED IN OPINION OF SELLER'S COUNSEL



  (a) the enforceability of the Basic Documents (other than the Trust Agreement and the Note Depository Agreement);

  (b) the validity of the security interests created thereby;

  (c) the due issuance and enforceability of the Notes;

  (d) the qualification of the Indenture under the Trust Indenture Act;

  (e) no violations of law;

  (f) compliance with applicable federal securities laws;

  (g) exemption of the Bank, the Depositor and the Issuer from registration as an investment company under the Investment Company Act of 1940;

  (h) the conformity in all material respects of each of the Basic Documents to the description thereof contained in the Registration Statement and the Prospectus;

  (i) negative assurances concerning the Prospectus, in each case in form and substance reasonably satisfactory to the Representatives and their counsel;

  (j) certain matters relating to the transfer of the Receivables by the Seller to the Depositor, in form and substance reasonably satisfactory to the Representatives and their counsel;

  (k) the Issuer will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

  (l) the Notes will be characterized as indebtedness for federal income tax purposes and (iii) the statements set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences", to the extent that they are statements of law are true and correct in all material respects, in form and substance reasonably satisfactory to the Representatives and their counsel.

                                  SCHEDULE A

                            Schedule of Receivables
                            -----------------------

                     [On file with the Indenture Trustee]




                                     S-A-1

                                  SCHEDULE B

                         Location of Receivable Files
                         ----------------------------

c/o USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, TX  78288




                                     S-B-1

                                  Appendix A

                             DEFINITIONS AND USAGE

      The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

      (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

      (b) As used herein, in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agreement, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such agreement or instrument. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

      The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" and its variations shall be deemed to be followed by "without limitation."

      The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  Definitions

      "Accrued Class A Note Interest" shall mean, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date.



                                 Appendix A-1

      "Accrued Class B Certificate Interest" shall mean, with respect to any Payment Date, the sum of the Class B Certificateholders' Monthly Accrued Interest for such Payment Date and the Class B Certificateholders' Interest Carryover Shortfall for such Payment Date.

      "Act" shall have the meaning specified in Section 11.3(a) of the Indenture.

      "Administration Agreement" shall mean the Administration Agreement, dated as of November 17, 2004, by and among the Administrator, the Issuer and the Indenture Trustee.

      "Administrator" shall mean the Bank, in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

      "Advance" shall mean the amount of interest, as of a Determination Date, which the Servicer is required to advance on the Receivables pursuant to
Section 4.4(a) of the Sale and Servicing Agreement.

      "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

      "Amount Financed" shall mean, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

      "Annual Percentage Rate" or "APR" of a Receivable shall mean the annual rate of finance charges stated in the Receivable.

      "Applicable Tax State" shall mean, as of any date of determination, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office and (b) the State of Texas.

      "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture or 3.14 of the Trust Agreement, as applicable.

      "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a



                                 Appendix A-2
particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture or the Trust Agreement, as applicable, and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

      "Available Collections" shall mean, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date: (i) all payments collected with respect to Receivables; (ii) all Liquidation Proceeds attributable to Receivables which were designated as Defaulted Receivables in prior Collection Periods in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the Scheduled Payment as of the Cut-off Date; provided however, that in calculating the Available Collections the following will be excluded: (i) amounts received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance on such Receivable and the amount received exceeds the accrued and unpaid interest on such Receivable; (ii) amounts received on any of the Receivables to the extent that the Servicer has previously made an unreimbursed Advance on a Receivable which is not recoverable from collections on the particular Receivable; (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Available Funds in a prior Collection Period; (iv) Liquidation Proceeds with respect to a Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Advances; and (v) amounts constituting the Supplemental Servicing Fee.

      "Available Funds" shall mean, for any Payment Date, the sum of the Available Collections for such Payment Date and the Reserve Account Excess Amount for such Payment Date.

      "Average Delinquency Ratio" shall mean, for any Payment Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

      "Average Delinquency Trigger Percentage" shall mean 1.25%.

      "Average Net Loss Ratio" shall mean, for any Payment Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

      "Average Net Loss Trigger Percentage" shall mean 1.25%.

      "Bank" shall mean USAA Federal Savings Bank, a federally chartered savings association.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.



                                 Appendix A-3

      "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Administration Agreement, the Underwriting Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

      "Book-Entry Certificate" shall mean, a beneficial interest in any of the Class B Certificates issued in book-entry form as described in Section 3.2 of the Trust Agreement.

      "Book-Entry Note" shall mean a beneficial interest in any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case issued in book-entry form.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware or the State of Texas are authorized by law, regulation or executive order to be closed.

      "Certificate Balance" shall mean, as the context so requires, (i) with respect to all the Class B Certificates, an amount equal to, initially, the Initial Certificate Balance of the Class B Certificates and, thereafter, an amount equal to the Initial Certificate Balance of the Class B Certificates, reduced by all amounts distributed to Class B Certificateholders and allocable to principal or (ii) with respect to any Class B Certificate, an amount equal to, initially, the initial denomination of such Class B Certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such Class B Certificate and allocable to principal; provided, that, unless all of the Certificates are owned by the Depositor or an Affiliate of the Depositor, in determining whether the holders of Class B Certificates evidencing the requisite portion or percentage of the Certificate Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Class B Certificates owned by the Issuer, any other obligor upon the Class B Certificates, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Class B Certificates that a Trustee Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement, if applicable, knows to be so owned shall be so disregarded. Class B Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Class B Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

      "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

      "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.



                                 Appendix A-4

      "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement and shall initially be the Owner Trustee.

      "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure calculated by the Servicer and equal to the Certificate Balance of the Class B Certificates (after giving effect to any reductions therein to be made on the immediately following Payment Date) divided by the Initial Certificate Balance of the Class B Certificates. Each Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, each Certificate Pool Factor will decline to reflect reductions in the Certificate Balance of the Class B Certificates.

      "Certificate Register" and "Certificate Registrar" shall have the respective meanings specified in Section 3.5 of the Trust Agreement.

      "Certificateholder" or "holder of a Certificate" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

      "Certificates" shall mean the Class B Certificates.

      "Class" shall mean (i) a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes or (ii) the Class B Certificates.

      "Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

      "Class A Noteholder" shall mean a Noteholder.

      "Class A Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A Notes for the related Interest Period.

      "Class A Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Note Interest Rate for such Class in accordance with its terms on the outstanding principal amount of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.



                                 Appendix A-5

      "Class A-1 Final Scheduled Payment Date" shall mean the November 2005 Payment Date.

      "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1
Note is registered on the Note Register.

      "Class A-1 Notes" shall mean the $256,000,000 aggregate initial principal amount Class A-1 2.3365% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

      "Class A-1 Rate" shall mean 2.3365% per annum. Interest with respect to the Class A-1 Notes shall be computed on the basis of actual days elapsed in the applicable Interest Period divided by 360 for all purposes of the Basic Documents.

      "Class A-2 Final Scheduled Payment Date" shall mean the June 2007 Payment Date.

      "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2
Note is registered on the Note Register.

      "Class A-2 Notes" shall mean the $247,000,000 aggregate initial principal amount Class A-2 2.79% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

      "Class A-2 Rate" shall mean 2.79% per annum. Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

      "Class A-3 Final Scheduled Payment Date" shall mean the February 2009 Payment Date.

      "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3
Note is registered on the Note Register.

      "Class A-3 Notes" shall mean the $385,000,000 aggregate initial principal amount Class A-3 3.16% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.

      "Class A-3 Rate" shall mean 3.16% per annum. Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

      "Class A-4 Final Scheduled Payment Date" shall mean the June 2011 Payment Date.

      "Class A-4 Noteholder" shall mean the Person in whose name a Class A-4
Note is registered on the Note Register.

      "Class A-4 Notes" shall mean the $220,170,000 aggregate initial principal amount Class A-4 3.53% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 to the Indenture.



                                 Appendix A-6

      "Class A-4 Rate" shall mean 3.53% per annum. Interest with respect to the Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

      "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

      "Class B Certificateholders' Interest Carryover Shortfall" shall mean, with respect to any Payment Date, the excess of the Accrued Class B Certificate Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Class B Certificateholders on such preceding Payment Date, plus thirty (30) days of interest on such excess, to the extent permitted by law, at the Class B Rate.

      "Class B Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, thirty (30) days of interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date) at the Class B Rate on the Certificate Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all distributions allocable to the reduction of the Certificate Balance made on or prior to such preceding Payment Date.

      "Class B Certificates" shall mean the $31,346,511 aggregate initial principal balance Class B 4.48% Asset Backed Certificates evidencing the beneficial interest of a Class B Certificateholder in the property of the Trust, substantially in the form of Exhibit A to the Trust Agreement; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Class B Certificateholders to receive distributions on the Class B Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

      "Class B Final Scheduled Payment Date" shall mean the June 2011 Payment Date.

      "Class B Rate" shall mean 4.48% per annum. Interest with respect to the Class B Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

      "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" shall mean November 17, 2004.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

      "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.



                                 Appendix A-7

      "Collection Account" shall mean the account or accounts established and maintained as such pursuant to Section 4.1(a) of the Sale and Servicing Agreement.

      "Collection Period" shall mean, with respect to the first Payment Date, the period from and including the Cut-off Date to and including November 30, 2004 and, with respect to each subsequent Payment Date, the calendar month preceding the calendar month in which the Payment Date occurs.

      "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

      "Commission" shall mean the Securities and Exchange Commission.

      "Computer Tape" shall mean the computer tape generated by the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder.

      "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depositor); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt--USAA 2004-3 or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

      "Covered Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to Title I of ERISA, including any U.S. governmental or non-U.S. pension plan, or any "plan" subject to Section 4975 of the Code

      "Cut-off Date" shall mean November 1, 2004.

      "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Defaulted Receivable" shall mean a Receivable (i) that the Servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a Scheduled Payment is 120 or more days delinquent as of the end of a calendar month.

      "Definitive Certificates" shall have the meaning specified in Section
3.13 of the Trust Agreement.

      "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.



                                 Appendix A-8

      "Delinquency Ratio" shall mean, for any Collection Period, the ratio, expressed as a percentage, of (a) the Principal Balance of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) that are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, plus Receivables as to which the related Financial Vehicle has been repossessed but not sold, to (b) the Pool Balance as of the last day of such Collection Period.

      "Depositor" shall mean USAA Acceptance, LLC, a Delaware limited liability company.

      "Determination Date" shall mean, with respect to any Collection Period, the second Business Day immediately preceding the Payment Date following such Collection Period.

      "Eligible Deposit Account" shall mean either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" shall mean either (i) the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable; or
(ii) a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating of at least "AA-" by Standard & Poor's and "Baa3" by Moody's or (B) a short-term unsecured debt rating or certificate of deposit rating of "A-1+" by Standard & Poor' and "Prime-1" by Moody's and (2) whose deposits are insured by the FDIC.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

      "Event of Servicing Termination" shall mean an event specified in
Section 7.1 of the Sale and Servicing Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Executive Officer" shall mean, with respect to any corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "Final Scheduled Payment Date" shall mean, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment



                                 Appendix A-9

Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, and (v) the Class B Certificates, the Class B Final Scheduled Payment Date.

      "Financed Vehicle" shall mean a new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

      "Grant" shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Indemnified Parties" shall have the meaning assigned to such term in
Section 7.2 of the Trust Agreement.

      "Indenture" shall mean the Indenture, dated as of November 17, 2004, by and between the Trust and the Indenture Trustee.

      "Indenture Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

      "Indenture Trustee" shall mean JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

      "Independent" shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser, firm of certified public accountants or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state



                                Appendix A-10
that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

      "Initial Certificate Balance" shall mean $31,346,511.

      "Initial Pool Balance" shall mean $1,139,516,511.60.

      "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below,
(vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

      "Interest Period" shall mean, with respect to any Payment Date (i) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to each Class of Notes (other than the Class A-1 Notes) and the Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the calendar month preceding each Payment Date to but excluding the 15th day of the calendar month of such Payment Date.

      "IRS" shall mean the Internal Revenue Service.

      "Issuer" shall mean the Trust unless a successor replaces it and, thereafter, shall mean the successor.

      "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than, in respect of a Receivable, tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

      "Liquidation Proceeds" shall mean with respect to any Receivable (a) insurance proceeds received by the Servicer and (b) monies collected by the Servicer on a Defaulted Receivable from whatever source, including but not limited to proceeds of Financed Vehicles after repossession, net of any payments required by law to be remitted to the Obligor.



                                Appendix A-11

      "Monthly Remittance Condition" shall mean either (a) the Servicer obtains a short-term certificate of deposit rating of the Servicer from Standard & Poor's and Moody's of "A-1+" and "Prime-1," respectively, or (b) the Servicer provides the Indenture Trustee with a letter from each Rating Agency to the effect that the current ratings assigned to the Securities by such Rating Agency will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Net Loss Ratio" shall mean, for any Collection Period, the ratio, expressed as an annualized percentage, of (a) Realized Losses minus Recoveries for such Collection Period, to (b) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.

      "Note Depository Agreement" shall mean collectively (i) the Letter of Representations, dated as of November 17, 2004 by and among the Issuer, JPMorgan Chase Bank, National Association, as agent and The Depository Trust Company regarding the Notes and (ii) the Letter of Representations, dated as of November 17, 2004 by and among the Issuer, JPMorgan Chase Bank, National Association, as agent and The Depository Trust Company regarding the Certificates.

      "Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate or the Class A-4 Rate, as applicable.

      "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Note Paying Agent" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account (including the Principal Distribution Account), including payment of principal of or interest on the Notes on behalf of the Issuer.

      "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure calculated by the Servicer and equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

      "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.



                                Appendix A-12

      "Noteholder" or "holder of a Note" shall mean the Person in whose name a
Note is registered on the Note Register.

      "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.

      "Obligor" on a Receivable shall mean the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

      "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Authorized Officer of the Trust and (ii) with respect to the Depositor, the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive or senior vice president, any vice president, the treasurer or the controller of the Depositor or the Servicer, as applicable.

      "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

      "Optional Purchase Percentage" shall mean 10%.

      "Outstanding" shall mean with respect to the Securities, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture or the Trust Agreement, as applicable, except:

                  (a) Securities theretofore (i) cancelled by the Note
            Registrar or the Certificate Registrar, as applicable, or (ii) delivered to the Note Registrar or the Certificate Registrar, as applicable, for cancellation;

                  (b) Securities or portions thereof the payment for which
            money in the necessary amount has been theretofore deposited with
            (i)in the case of the Notes, the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee) or (ii) in the case of the Certificates, the Owner Trustee or any Certificate Paying Agent in trust for the Certificateholders of such Certificates (provided, however, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Trust Agreement or provision for such notice has been made, satisfactory to the Owner Trustee); and

                  (c) Securities in exchange for or in lieu of which other
            Securities have been authenticated and delivered pursuant to the Indenture or the Trust Agreement, as applicable, unless proof satisfactory to the Indenture Trustee or the Owner Trustee, as applicable, is presented that any such Securities are held by a protected purchaser;

provided, that in determining whether the holders of Notes or Certificates evidencing the requisite principal amount of the Notes Outstanding or Certificates Outstanding have given any



                                Appendix A-13
request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Securities owned by the Issuer, any other obligor upon the Securities, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee or Owner Trustee, as applicable, shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only (i) Notes that a Responsible Officer of the Indenture Trustee knows to be so owned and (ii) Certificates that a Responsible Officer of the Owner Trustee knows to be so owned, shall be so disregarded; provided, however, if the Issuer, any other obligor upon the Securities, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons owns an entire Class of Securities, such Securities shall be deemed to be Outstanding. Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons. Certificates owned by the Issuer, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

      "Outstanding Advances" on the Receivables shall mean the sum, as of the close of business on the last day of a Collection Period, of all Advances as reduced as provided in Section 4.4(a) of the Sale and Servicing Agreement.

      "Owner Trustee" shall mean Wachovia Bank of Delaware, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

      "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement.

      "Payment Date" shall mean the fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

      "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Business Day preceding the next Payment Date which evidence:

                  (a) direct non-callable obligations of, and obligations
            fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of
            deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank)



                                Appendix A-14
            and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository
            institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                  (g) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

      "Person" shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in section 4975(e)(1) of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

      "Pool Balance" shall mean on any date of determination, the aggregate outstanding Principal Balance of the Receivables (exclusive of Purchased Receivables and Defaulted Receivables) as of such date of determination.

      "Pool Factor" as of the last day of a Collection Period shall mean a seven-digit decimal figure equal to the Pool Balance at that time divided by the Initial Pool Balance.



                                Appendix A-15

      "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      "Prepayment Date" shall mean (i) with respect to a prepayment of the Certificates pursuant to Section 8.2(a) of the Trust Agreement or a distribution to Certificateholders pursuant to Section 8.1(c) of the Trust Agreement, the Payment Date specified by the Owner Trustee pursuant to said
Section 8.2(a) or 8.1(c), as applicable, and (ii) with respect to a prepayment of the Notes pursuant to Section 10.1(a) of the Indenture, the Payment Date specified by the Servicer pursuant to Section 10.1(a) or (b) of the Indenture, as applicable.

      "Prepayment Price" shall mean (i) in the case of the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the applicable Class B Rate plus interest on any overdue interest at the applicable Class B Rate (to the extent lawful) to but excluding the Prepayment Date and (ii) in the case of a Class of Notes to be prepaid, an amount equal to the unpaid principal amount of such Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus interest on any overdue interest at the applicable Note Interest Rate (to the extent lawful) to but excluding the Prepayment Date.

      "Priority Note Principal Payment" shall mean, for each Payment Date, a payment of principal equal to the excess, if any, of the aggregate principal amount of the Class A Notes (before giving effect to any payments on that Payment Date) over the Pool Balance at the end of the related Collection Period.

      "Principal Balance" of a Receivable, as of any date of determination, shall mean the Amount Financed minus that portion of all payments actually received on or prior to such date allocable to principal.

      "Principal Distribution Account" shall mean the administrative sub-account of the Collection Account established and maintained as such pursuant to Section 4.1(b) of the Sale and Servicing Agreement.

      "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

      "Projected Weighted Average Life" shall mean, with respect to (a) the Class A-1 Notes, 0.34, (b) the Class A-2 Notes, 1.05, (c) the Class A-3 Notes, 2.00, (d) the Class A-4 Notes, 3.13 and (e) the Class B Certificates, 3.40.

      "Prospectus" shall have the meaning specified in the Underwriting
Agreement.

      "Prospectus Supplement" shall have the meaning specified in the Underwriting Agreement.

      "Purchase Amount" with respect to a Purchased Receivable shall mean the sum, as of the last day of the related Collection Period, of the Principal Balance thereof plus the accrued



                                Appendix A-16
interest thereon at the weighted average of the Note Interest Rates and the Class B Rate through the end of the related Collection Period.

      "Purchased Receivable" shall mean a Receivable purchased as of the close of business on the last day of the respective Collection Period by the Servicer pursuant to Section 3.7 of the Sale and Servicing Agreement, by the Seller pursuant to Section 2.3 of the Sale and Servicing Agreement or by the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement.

      "Rating Agency" shall mean each of the nationally recognized statistical rating organizations designated by the Depositor to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

      "Rating Agency Condition" shall mean, with respect to any action, that each of the Rating Agencies shall have notified the Servicer, the Depositor, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Notes or the Certificates.

      "Realized Losses" shall mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess, for each such Receivable, of (i) the Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

      "Receivable" shall mean a motor vehicle installment loan contract listed on Schedule A to the Receivables Purchase Agreement and all proceeds thereof and payments thereunder, which Receivable shall not have been released by the Indenture Trustee and the Owner Trustee from the Trust.

      "Receivable Files" shall mean the documents specified in Section 2.4 of the Sale and Servicing Agreement.

      "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of November 1, 2004, by and between the Bank, as seller, and the Depositor, as purchaser.

      "Record Date" shall mean, with respect to any Payment Date or Prepayment Date and any Book-Entry Security, the close of business on the day prior to such Payment Date or Prepayment Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the month preceding the month in which such Payment Date or Prepayment Date occurs.

      "Recoveries" shall mean, with respect to any Collection Period, all amounts received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.



                                Appendix A-17

      "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

      "Registration Statement" shall mean Registration Statement No. 333-112241 filed by the Depositor with the Securities and Exchange Commission in the form in which it became effective on February 9, 2004.

      "Regular Principal Distribution Amount" shall mean, with respect to any Payment Date, an amount equal to the sum of (i) the Collections on the Receivables received during the related Collection Period and allocable to principal and (ii) the aggregate Principal Balance (net of Liquidation Proceeds received during the related Collection Period applied to principal) of all Receivables that became designated as Defaulted Receivables in such Collection Period; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes and the Certificate Balance on such Payment Date.

      "Related Agreements" shall have the meaning specified in the recitals to the Administration Agreement.

      "Representatives" shall mean Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several Underwriters.

      "Repurchase Event" shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

      "Required Rating" shall mean a rating on (i) short-term unsecured debt obligations of "Prime-1" by Moody's and (ii) short-term unsecured debt obligations of "A-1+" by Standard & Poor's; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

      "Reserve Account" shall mean the account established and maintained as such pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

      "Reserve Account Property" shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

      "Reserve Account Excess Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (prior to giving effect to any withdrawals therefrom relating to such Payment
Date) over (ii) the Specified Reserve Balance with respect to such Payment
Date.

      "Reserve Initial Deposit" shall mean, $5,697,582.56.

      "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of November 1, 2004, by and between the Trust, as issuer, the Depositor, and the Bank, as seller and servicer.



                                Appendix A-18

      "Schedule of Receivables" shall mean the list of Receivables attached as Schedule A to the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Indenture (which Schedules may be in the form of microfiche, disk or other means acceptable to the Indenture Trustee).

      "Scheduled Payment" shall mean, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 3.2 of the Sale and Servicing Agreement or any rescheduling in any insolvency or similar proceedings).

      "Secretary of State" shall mean the Secretary of State of the State of Delaware.

      "Securities" shall mean the Notes and the Certificates, collectively.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

      "Seller" shall mean the Bank as the seller of the Receivables under the Receivables Purchase Agreement and each successor to the Bank.

      "Servicer" shall mean the Bank as the servicer of the Receivables under the Sale and Servicing Agreement, and each successor to the Bank (in the same capacity) pursuant to Section 6.3 of the Sale and Servicing Agreement.

      "Servicer's Certificate" shall mean a certificate completed and executed by the Servicer by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of the Servicer pursuant to
Section 3.9 of the Sale and Servicing Agreement.

      "Servicing Fee" shall mean, with respect to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

      "Servicing Fee Rate" shall mean 0.50% per annum.

      "Similar Laws" shall mean federal, state or local laws that impose requirements similar to ERISA or the Code.

      "Simple Interest Method" shall mean the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the amount accrued from the date of the preceding payment to the date of the current payment.

      "Specified Reserve Balance" shall mean for a Payment Date the lesser of
(a) $5,697,582.56 (0.50% of the principal balance of the Receivables as of the Cut-off Date) and (b) the sum of the aggregate principal balance of the Outstanding Notes and the principal balance



                                Appendix A-19
of the Certificates as of the current Payment Date. However, the Specified Reserve Balance will be calculated using a percentage of 0.75% in (a) above for any Payment Date for which the Average Net Loss Ratio exceeds 1.25% or the Average Delinquency Ratio exceeds 1.25% (the "specified trigger level"). Also, that higher percentage will remain in effect until each of the Average Net Loss Ratio and the Average Delinquency Ratio is equal to or less than 1.25% for at least six consecutive Payment Dates. In no event will the Specified Reserve Balance for any Payment Date exceed the aggregate Outstanding principal balance of the Receivables at the end of the related Collection Period. The Specified Reserve Balance may be reduced to a lesser amount as determined by the Depositor, if each of Moody's and Standard & Poor's shall have confirmed in writing to the Indenture Trustee that such action will not result in a withdrawal or reduction in any of its ratings of the Securities.

      "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "State" shall mean any state or commonwealth of the United States of America, or the District of Columbia.

      "Statutory Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code ss. 3801 et seq., as amended.

      "Successor Servicer" shall mean an institution appointed as successor Servicer pursuant to Section 7.2 of the Sale and Servicing Agreement.

      "Supplemental Servicing Fee" shall mean the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section 3.8 of the Sale and Servicing Agreement.

      "Total Required Payment" shall mean, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the Accrued Class B Certificate Interest and the Regular Principal Distribution Amount; provided, however, that on any Final Scheduled Payment Date the amount required to be paid pursuant to Section 4.6(c)(vi) of the Sale and Servicing Agreement shall be included in the Total Required Payment; provided, further, that following the occurrence and during the continuation of an Event of Default, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Securities has been paid in full, the Total Required Payment shall mean the sum of the fees, expenses and indemnification of the Indenture Trustee and the Owner Trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the Accrued Class B Certificate Interest and the amount necessary to reduce the outstanding principal amount of all the Securities to zero.

      "Transfer Date" shall mean the Closing Date.

      "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.



                                Appendix A-20

      "Trust" shall mean USAA Auto Owner Trust 2004-3, a Delaware statutory trust governed by the Trust Agreement.

      "Trust Accounts" shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

      "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Trust dated as of November 17, 2004, by and between the Depositor and the Owner Trustee, as amended and/or restated from time to time.

      "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

      "Trust Property" shall mean, collectively, (i) the Receivables; (ii) monies received thereunder on or after the Cut-off Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles;
(iv) rights to receive proceeds with respect to the Receivables from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) all of the Seller's rights to the Receivable Files; (vi) the Trust Accounts and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (vii) the Receivables Purchase Agreement;
(viii) payments and proceeds with respect to the Receivables held by the Servicer; (ix) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (x) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and (xi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

      "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

      "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.



                                Appendix A-21

      "Underwriters" shall mean the underwriters named in Schedule I to the Underwriting Agreement.

      "Underwriting Agreement" shall mean the Underwriting Agreement, dated November 9, 2004 among the Seller, the Depositor and the Representatives.

      "Underwritten Securities" shall mean the Notes.


                                Appendix A-22